As filed with the Securities and Exchange Commission on June 8, 2004
                              Registration No. 33-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8


                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                              IONICS, INCORPORATED
             (Exact name of registrant as specified in its charter)


         Massachusetts                                 04-2068530
(State or other jurisdiction of            (IRS employer identification number)
 incorporation or organization)


                                 65 Grove Street
                       Watertown, Massachusetts 02472-2882
              (Address and zip code of principal executive offices)


                 INDUCEMENT NON-QUALIFIED STOCK OPTION AGREEMENT
                            (Full title of the Plan)


                               Stephen Korn, Esq.
                        Vice President & General Counsel
                              Ionics, Incorporated
                                 65 Grove Street
                       Watertown, Massachusetts 02472-2882
                     (Name and address of agent for service)

                                  617-926-2500
          (Telephone number, including area code, of agent for service)



                         CALCULATION OF REGISTRATION FEE

                                                                  Proposed           Proposed
                                                                   Maximum            Maximum
                                            Amount to be       Offering Price        Aggregate            Amount of
 Title of Securities to be Registered      Registered (1)         Per Share       Offering Price      Registration Fee
 ------------------------------------      --------------         ---------       --------------      ----------------

Common Stock (Par Value $1.00 Per
Share)                                         150,000             $23.07           $3,460,500             $439.02

Total                                          150,000             $23.07           $3,460,500             $439.02
---------------

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement shall also cover any additional shares of Common Stock which become issuable upon exercise of options granted under the Inducement Non-Qualified Stock Option Agreement by reason of any stock dividend, stock split, recapitalization or other similar transaction.

                                     PART I


Item 1.    Plan Information

          The documents containing the information specified in this Item 1 will be sent or given to the Vice President, Americas Sales and Marketing, Water Systems Division of the Registrant, to whom the Inducement Non-Qualified Stock Option Agreement was granted on April 30, 2004, as specified by Rule 428(b) (1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2.    Registrant Information and Employee Plan Annual Information

           The documents containing the information specified in this Item 2 will be sent or given to the Vice President, Americas Sales and Marketing, Water Systems Division as specified by Rule 428(b) (1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.


                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

          The following documents filed with the Commission are incorporated by reference in this Prospectus:

          (a) The Annual Report of the Registrant on Form 10-K for the fiscal year ended December 31, 2003, filed with the Commission on March 15, 2004 pursuant to the Securities Exchange Act of 1934, as amended, which contains audited financial statements of the Registrant for the fiscal year ended December 31, 2003.

          (b) The Quarterly Report of the Registrant on Form 10-Q for the fiscal quarter ended March 31, 2004, filed with the Commission on May 10, 2004 pursuant to the Securities Exchange Act of 1934, as amended.

          (c) The section entitled "Description of Registrant's Securities to be Registered" contained in the Registrant's Registration Statement on Form 8-A, filed with the Commission on September 27, 1990 pursuant to Section 12(g) of the Exchange Act, including any amendments or reports that have been filed for the purpose of updating this description.

               All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 4.    Description of Securities

           Not applicable.

Item 5.    Interest of Named Experts and Counsel

           The validity of the shares of Common Stock offered hereby will be passed upon for the Registrant by Stephen Korn, Esq., Vice President and General Counsel of the Registrant. Mr. Korn is the beneficial owner of 135,356 shares of Common Stock, including 132,500 shares of Common Stock in the form of presently exercisable stock options and 1,633 shares held in the Ionics Section 401(k) Savings Plan (based on May 24, 2004 data).

Item 6.    Indemnification of Directors and Officers

           The Registrant is permitted by Massachusetts law and required by its By-laws to indemnify any director or officer or former director or officer against all expenses and liabilities reasonably incurred by him in connection with any legal action in which such person is involved by reason of his position with the Registrant unless he shall have been finally adjudicated in any action, suit or proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the Registrant. Such indemnification shall include payment by the Registrant of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon the Registrant's receipt of the undertaking of the person indemnified to repay such payment if such person shall be adjudicated not entitled to such indemnification.

           Directors and officers are also insured up to an aggregate amount of $20 million under Directors' and Officers' Liability and Company Reimbursement Policies.

           The Registrant's Restated Articles of Organization include a provision limiting the personal liability of directors of the Company to its stockholders for monetary damages for breaches of their fiduciary duty to the extent permitted by the Massachusetts Business Corporation Law.

Item 7.    Exemption from Registration Claimed

           Not applicable.

Item 8.    Exhibits

Exhibit No.  Description of Exhibit
-----------  ----------------------

  4.1        Renewed Rights Agreement, dated as of August 19, 1997,           *
             between the Registrant and BankBoston N.A. (filed as Exhibit
             1 to the Registrant's Current Report on Form 8-K dated
             August 27, 1997).

  4.2        Amendment No. 1 dated as of November 17, 2003, to the            *
             Renewed Rights Agreement dated August 19, 1997 between the Registrant and Equiserve Trust Company as Rights Agent
             (and successor in interest to BankBoston N.A.)
             (filed as Exhibit 4.1 to the Registrant's Current Report on
             Form 8-K dated November 26, 2003.)

  4.3        Form of Common Stock Certificate (filed as Exhibit 4.2 to the    *
             Registrant's Annual Report on Form 10-K for the year ended December 31, 1995).

  4.4        Inducement Non-Qualified Stock Option Agreement between the      9
             Registrant and Lester B. Devitt dated April 30, 2004.

  5.1        Opinion of Stephen Korn, General Counsel (filed herewith).      15

 23.1        Consent of PricewaterhouseCoopers LLP (filed herewith).         16

 23.2        Consent of KPMG LLP (filed herewith).                           17

 23.3        Consent of Stephen Korn, General Counsel (included in
             Exhibit 5.1).                                                   15

 24          Power of Attorney (included as part of the signature page of
             this Registration Statement).                                    7
--------------------------
*Incorporated herein by reference.

Item 9.    Undertakings

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Watertown and Commonwealth of Massachusetts on the 7th day of June, 2004.

                                            IONICS, INCORPORATED


                                            By: /s/Douglas R. Brown
                                                ----------------------------
                                                Douglas R. Brown
                                                President and
                                                Chief Executive Officer

                        POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below on this Registration Statement hereby constitutes and appoints Douglas R. Brown and Stephen Korn and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement of Ionics, Incorporated, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he or she might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

           Signature                                       Title                                  Date

/s/Douglas R. Brown                        President and Chief Executive Officer              June 7, 2004
--------------------------------
Douglas R. Brown                               (Principal Executive Officer)

/s/Daniel M. Kuzmak                     Vice President and Chief Financial Officer            June 7, 2004
--------------------------------
Daniel M. Kuzmak                               (Principal Financial Officer)

/s/Anthony Di Paola                       Vice President and Corporate Controller             June 7, 2004
--------------------------------
Anthony Di Paola                              (Principal Accounting Officer)

/s/Stephen L. Brown                         Chairman of the Board and Director                June 7, 2004
--------------------------------
Stephen L. Brown

/s/Lyman B. Dickerson               Vice President, Water Systems Division and Director       June 7, 2004
--------------------------------
Lyman B. Dickerson

/s/Kathleen F. Feldstein                                 Director                             June 7, 2004
--------------------------------
Kathleen F. Feldstein

/s/William K. Reilly                                     Director                             June 7, 2004
--------------------------------
William K. Reilly

/s/John J. Shields                                       Director                             June 7, 2004
--------------------------------
John H. Shields

/s/Frederick T. Stant, III                               Director                             June 7, 2004
--------------------------------
Frederick T. Stant

/s/Robert H. Temkin                                      Director                             June 7, 2004
--------------------------------
Robert H. Temkin

/s/Daniel I. C. Wang                                     Director                             June 7, 2004
--------------------------------
Daniel I. C. Wang

/s/Mark S. Wrighton                                      Director                             June 7, 2004
--------------------------------
Mark S. Wrighton

/s/Allen S. Wyett                                        Director                             June 7, 2004
--------------------------------
Allen S. Wyett

                                  EXHIBIT INDEX

                                                                                     Sequentially Numbered
  Exhibit No.                         Description of Exhibits                                 Page

4.1              Renewed Rights Agreement, dated as of August 19, 1997, between                 *
                 the Registrant and BankBoston N.A. (filed as Exhibit 1 to the
                 Registrant's Current Report on Form 8-K dated August 27, 1997).

4.2              Amendment No. 1 dated as of November 17, 2003, to the Renewed                  *
                 Rights Agreement dated August 19, 1997 between the Registrant and
                 EquiServe Trust Company as Rights Agent (and successor in
                 interest to BankBoston N.A.) (filed as Exhibit 4.1 to the
                 Registrant's Current Report on Form 8-K dated November 26, 2003).

4.3              Form of Common Stock Certificate (filed as Exhibit 4.2 to the                  *
                 Registrant's Annual Report on Form 10-K for the year ended
                 December 31, 1995).

4.4              Inducement Non-Qualified Stock Option Agreement between the                    9
                 Registrant and Lester B. Devitt dated April 30, 2004.

5.1              Opinion of Stephen Korn, General Counsel (filed herewith).                    15

23.1             Consent of PricewaterhouseCoopers LLP (filed herewith).                       16

23.2             Consent of KPMG LLP (filed herewith).                                         17

23.3             Consent of Stephen Korn, General Counsel (included in Exhibit
                 5.1).                                                                         15

24               Power of Attorney (included as part of the signature page of this
                 Registration Statement).                                                       7

*Incorporated herein by reference.

                                                                     EXHIBIT 4.4

                              IONICS, INCORPORATED

                 Inducement Non-Qualified Stock Option Agreement

         This Inducement Non-Qualified Stock Option Agreement (the "Agreement") made as of April 30, 2004 (the "Date of Grant") by and between Ionics, Incorporated, a Massachusetts corporation (the "Company"), and Lester B. Devitt (the "Employee"):

         1. Option Grant. The Company hereby grants as of the Date of Grant to the Employee an option to purchase a maximum of 150,000 shares (the "Option Shares") of its common stock, $1.00 par value ("Common Stock"), at the price of $23.07 per share, on the terms and conditions set forth in this Agreement.

         2. Grant as Non-Qualified Option; Other Options. This option shall be treated for federal income tax purposes as a Non-Qualified Option (rather than an incentive stock option). This option is in addition to any other options heretofore or hereafter granted to the Employee by the Company or any present or future parent or subsidiary of the Company (such parents or subsidiaries referred to collectively as the "Related Corporations"), but a duplicate original of this instrument shall not effect the grant of another option.

         3. Vesting of Option if Employment Continues. If the Employee has continued to serve the Company or any Related Corporation in the capacity of an employee, officer or consultant, as the case may be (such service is described herein as maintaining or being "employed by the Company") on the following dates, the Employee may exercise this option at any time from and after the applicable date for the number of shares of Common Stock set forth opposite the applicable date:

         Applicable Date                       Shares

         Date of Grant                         37,500 shares
         First Anniversary of Date of Grant an additional 37,500 shares Second Anniversary of Date of Grant an additional 37,500 shares Third Anniversary of Date of Grant an additional 37,500 shares

         Notwithstanding the foregoing, (i) if the Employee's employment with the Company is terminated by the Company for any reason other than for Cause (as defined in Section 4(b) hereof), or by reason of the Employee's death or Permanent Disability (as defined in Section 5(b) hereof, the Employee shall be deemed for purposes of this Section 3 to have remained employed by the Company for 12 months after such termination, and any shares that would have become exercisable during such 12-month period shall become exercisable immediately prior to such termination of the Employee's employment with the Company; and
(ii) if the Employee's employment with the Company is terminated by the Company for Cause, no further shares shall become exercisable from and after such termination of the Employee's employment with the Company.

                  Notwithstanding the foregoing, the Compensation Committee of the Company's Board of Directors (the "Committee") may, in its discretion, accelerate the date that any installment of this option becomes exercisable. The foregoing rights are cumulative and (subject to Sections 3 or 4 hereof if the Employee ceases to be employed by the Company and all Related Corporations), may be exercised up to and including the date that is ten years from the date this option is granted (the "Scheduled Expiration Date").

         4. Termination of Employment Relationship.

                  (a) Termination Other than for Cause. If the Employee's employment with the Company is terminated by the Employee or by the Company, other than by reason of Cause, this option may be exercised, to the extent otherwise exercisable on the date of his termination (including any portions of this option that become exercisable on or before his termination in accordance with Section 3), at any time prior the Scheduled Expiration Date. In such case, the Employee's only rights hereunder shall be those which are properly exercised before the termination of this option.

                  (b) Termination for Cause. If the Employee's employment with the Company is terminated by the Company for Cause, all vested options will be forfeited and this option shall terminate upon the Employee's receipt of written notice of such termination and shall thereafter not be exercisable to any extent whatsoever. For purposes of the Agreement, "Cause" shall mean any of the following: (i) the Employee's dishonesty, malfeasance, disloyalty or breach of fiduciary duties to the Corporation; (ii) the conviction of, or plea of guilty or nolo contendere by, the Employee for any felony involving moral turpitude (or for any lesser crime or offense involving the Corporation); (iii) the failure or refusal, except due to incapacity as a result of illness or disability, of the Employee to perform the lawful duties appropriate to his office assigned to him, provided that such failure or refusal continues uncorrected for a period of 30 days after the Employee shall have received specific written directions in respect thereof from his immediate supervisor; or (iv) any breach by the Employee of the Employer's Agreement With Employee dated March 17, 2004.

         5.       Death; Disability.

                  (a) Death. If the Employee dies while employed by the Company, this option may be exercised, to the extent otherwise exercisable on the date of his death (including any portions of this option that become exercisable on or before his termination in accordance with Section 3), by the Employee's estate, personal representative or beneficiary to whom this option has been assigned pursuant to Section 9, at any time prior to the Scheduled Expiration Date.

                   (b) Disability. If the Employee's employment with the Company is terminated by reason of his Permanent Disability, this option may be exercised, to the extent otherwise exercisable on the date employment was terminated (including any portions of this option that become exercisable on or before his termination in accordance with Section 3), at any time prior to the Scheduled Expiration Date. For purposes of this Agreement, "Permanent Disability" shall mean the Employee's inability, by reason of any physical or mental impairment, to substantially perform the significant aspects of his regular duties, which inability is reasonably contemplated to continue for at least one (1) year from its incidence and at least 90 days from the date of such determination. Any question as to the existence, extent, or potentiality of the Employee's Permanent Disability shall be determined by a qualified independent physician selected by the Employee (or, if the Employee is unable to make such selection, by an adult member of the Employee's immediate family) and reasonably acceptable to the Board.


         5.       Death; Disability.

               (a) Death. If the Employee dies while employed by the Company, this option may be exercised, to the extent otherwise exercisable on the date of his death (including any portions of this option that become exercisable on or before his termination in accordance with Section 3), by the Employee's estate, personal representative or beneficiary to whom this option has been assigned pursuant to Section 9, at any time prior to the Scheduled Expiration Date.

               (b) Disability. If the Employee's employment with the Company is terminated by reason of his Permanent Disability, this option may be exercised, to the extent otherwise exercisable on the date employment was terminated (including any portions of this option that become exercisable on or before his termination in accordance with Section 3), at any time prior to the Scheduled Expiration Date.

         6. Partial Exercise. This option may be exercised in part at any time and from time to time within the above limits, except that this option may not be exercised for a fraction of a share.

         7. Payment of Price.

                  (a) Form of Payment. The option price shall be paid in the following manner:

                    (i)  in cash or by check;

                    (ii) subject to Section 7(b) below, by delivery of shares of the Company's Common Stock having a fair market value (as determined by the Committee) equal as of the date of exercise to the option price;

                    (iii)by delivery of an assignment  satisfactory  in form and substance to the Company of a sufficient amount of the proceeds from the sale of the Option Shares and an instruction to the broker or selling agent to pay that amount to the Company; or

                    (iv) by any combination of the foregoing.

                  (b) Limitations on Payment by Delivery of Common Stock. If the Employee delivers Common Stock held by the Employee ("Old Stock") to the Company in full or partial payment of the option price, and the Old Stock so delivered is subject to restrictions or limitations imposed by agreement between the Employee and the Company, an equivalent number of Option Shares shall be subject to all restrictions and limitations applicable to the Old Stock to the extent that the Employee paid for the Option Shares by delivery of Old Stock, in addition to any restrictions or limitations imposed by this Agreement. Notwithstanding the foregoing, the Employee may not pay any part of the exercise price hereof by transferring Common Stock to the Company unless such Common Stock has been owned by the Employee free of any substantial risk of forfeiture for at least six months.

         8. Restrictions of Transfer; Legend. Unless registered pursuant to the provisions of the Securities Act of 1933, as amended (the "Securities Act"), Option Shares may not be transferred without the Company's written consent except by will, or by the laws of descent and distribution. Option Shares will be of an illiquid nature and will be deemed to be "restricted securities" for purposes of the Securities Act, unless registered. Accordingly, such shares must be sold in compliance with the registration requirements of the Securities Act or an exemption therefrom.

         9. Method of Exercising Option. Subject to the terms and conditions of this Agreement, this option may be exercised by written notice to the Company, at the principal executive office of the Company, in the form of Exhibit A annexed hereto. Such notice shall state the election to exercise this option and the number of Option Shares for which it is being exercised and shall be signed by the person or persons so exercising this option. Such notice shall be accompanied by payment of the full purchase price of such shares (unless payment is being made pursuant to Section 7(a)(iii) hereof), and the Company shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received. Such certificate or certificates shall be registered in the name of the person or persons so exercising this option (or, if this option shall be exercised by the Employee and if the Employee shall so request in the notice exercising this option, shall be registered in the name of the Employee and another person jointly, with right of survivorship). In the event this option shall be exercised, pursuant to Section 5 hereof, by any person or persons other than the Employee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this option.

         10. Transferability of Option. This option may be transferred by the Employee to (i) the spouse, children, or grandchildren of the Employee ("Immediate Family Members"); (ii) a trust or trusts for the exclusive benefit of the Employee or the Immediate Family Members; or (iii) a partnership, limited liability company, corporation or other entity in which the Employee or the Immediate Family Members are the only partners, members, or stockholders. Any subsequent transfer of this option shall be prohibited other than by will or the laws of descent and distribution.

         11. No Obligation to Exercise Option. The grant and acceptance of this option imposes no obligation on the Employee to exercise it.

         12. No Obligation to Continue Employment. Neither this Agreement nor the grant of this option imposes any obligation on the Company or any Related Corporation to continue to employ the Employee.

         13. No Rights as Stockholder until Exercise. The Employee shall have no rights as a stockholder with respect to the Option Shares until such time as the Employee has exercised this option by delivered a notice of exercise and has paid in full the purchase price for the number of shares for which this option is to be so exercised in accordance with Section 8. No adjustment shall be made for dividends or similar rights for which the record date is prior to such date of exercise.

         14. Adjustments Upon Changes in Capitalization and Other Events. Upon the occurrence of any of the following events, an Employee's rights with respect to this option shall be adjusted as hereinafter provided:

                  (a) Stock Dividends and Stock Splits. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of this option shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

                  (b) Recapitalization Adjustments. Immediately upon the consummation of an Acquisition (as defined below), this option shall immediately become fully exercisable and shall remain the obligation of the Company or be assumed by the surviving or acquiring entity, and there shall automatically be substituted for the shares of Common Stock subject to this option, the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition. In the event of a reorganization, recapitalization, merger, consolidation, or any other change in the corporate structure or shares of the Company, adjustments in the number and kind of shares covered by, and in the exercise price of, this option necessary to maintain the proportionate interest of the Employee and preserve, without exceeding, the value of this option, shall be made. For purposes of this Section 14, an "Acquisition" shall mean: (x) any merger, consolidation or purchase of outstanding capital stock of the Company, or other form of business combination in which the Company is the target of such combination or after which the voting securities of the Company outstanding immediately prior thereto represent (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such event (other than as a result of a financing transaction); or (y) any sale of all or substantially all of the capital stock or assets of the Company in a business combination (other than in a spin-off or similar transaction); or (z) any other acquisition of the business of the Company, as determined by the Committee.

                  (c) Issuance of Securities. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to this option. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

                  (d) Adjustments. Upon the happening of any of the foregoing events, the class and aggregate number of shares that are subject to this option shall be appropriately adjusted to reflect such events. The Committee shall determine the specific adjustments to be made under this Section 14 and its determination shall be conclusive.

         15. Withholding Taxes. If the Company or any Related Corporation in its discretion determines that it is obligated to withhold any tax in connection with the exercise of this option, or in connection with the transfer of, or the lapse of restrictions on, any Common Stock or other property acquired pursuant to this option, the Employee hereby agrees that the Company or any Related Corporation may withhold from the Employee's wages or other remuneration the appropriate amount of tax. At the discretion of the Company or Related Corporation, the amount required to be withheld may be withheld in cash from such wages or other remuneration or in kind from the Common Stock or another property otherwise deliverable to the Employee on exercise of this option. The Employee further agrees that, if the Company or Related Corporation does not withhold an amount from the Employee's wages or other remuneration sufficient to satisfy the withholding obligation of the Company or Related Corporation, the Employee will make reimbursement on demand, in cash, for the amount withheld.

          16. Employee Not to Compete. The Employee acknowledges that he is subject to certain non-competition obligations set forth in the Agreement with Employee between the Employee and the Company dated March 17, 2004.

         17. Provision of Documentation to Employee. By signing this Agreement the Employee acknowledges receipt of a copy of this Agreement.

         18.      Miscellaneous.

                  (a) Notices. All notices hereunder shall be in writing and shall be deemed given when sent by certified or registered mail, postage prepaid, return receipt requested, to the address et forth below. The addresses or such notices may be changed from time to time by written notice given in the manner provided for herein.

                  (b) Entire Agreement; Modification. This Agreement constitutes the entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Agreement. This Agreement may be modified, amended or rescinded only by a written agreement executed by both parties.

                  (c) Severability. The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability or of any other provisions.

                  (d) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth in Section 10 hereof.
                  (e) Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the principles of the conflicts of laws thereof. The preceding choice of law provisions shall apply to all claims, under any theory whatsoever, arising out of the relationship of the parties contemplated herein.

         IN WITNESS WHEREOF, the Company and the Employee have caused this instrument to be executed as of the date first above written.

                                          IONICS, INCORPORATED



/s/Lester B. Devitt                       By: /s/Douglas R. Brown
-----------------------                       -----------------------------
Employee                                      Douglas R. Brown
                                              Chief Executive Officer

Lester B. Devitt
----------------
Print Name of Employee
Address:

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                                                                      EXHIBIT A


Ionics, Incorporated
65 Grove Street
Watertown, MA  02472

Attention:  Assistant Treasurer

Gentlemen:

Please take notice that the undersigned hereby elects to exercise the stock option granted to Lester B. Devitt on April 30, 2004 by and to the extent of purchasing __________ shares of the Common Stock of Ionics, Incorporated (the "Company") for the option price of $23.07 per share, subject to the terms and conditions of the Inducement Non-Qualified Stock Option Agreement dated as of April 30, 2004 by and between the Company and Lester B. Devitt (the "Agreement").

The undersigned hereby agrees to make payment, in cash or in such other property as permitted under the Agreement, of the purchase price for said shares for delivery to the undersigned of the stock certificate of the Company representing the shares purchased, pursuant to Section 7 of the Agreement. If the undersigned is making payment of any part of the purchase price by delivery of shares of Common Stock of the Company, the undersigned hereby confirms that he has investigated and considered the possible income tax consequences to the undersigned of making such payments in said form, and also confirms that he has owned such Common Stock free of any substantial risk of forfeiture for at least six months.

The undersigned hereby specifically confirms to the Company that, unless the Company has effected the registration with the U.S. Securities and Exchange Commission of the shares of Common Stock to be issued pursuant to this exercise, the undersigned is acquiring said shares for investment and not with a view to sale or distribution thereof. The undersigned further confirms that said shares shall be held subject to all of the terms and conditions and the Agreement.

                        Very truly yours,


                        -------------------------------

                        Signed by ______________________
                         (party duly exercising option)

                                                                     EXHIBIT 5.1
June 7, 2004

Ionics, Incorporated
65 Grove Street
Watertown, Massachusetts 02472-2882

Re: Registration Statement on Form S-8 relating to an Inducement Non-Qualified
    Stock Option Agreement

Ladies and Gentlemen:

As General Counsel for Ionics, Incorporated, a Massachusetts corporation (the "Company"), I am familiar with its corporate affairs. In particular, I have acted as counsel for the Company in connection with the registration of 150,000 shares of the Company's common stock, par value $1.00 per share (the "Shares"), reserved for issuance under an Inducement Non-Qualified Stock Option Agreement between the Company and Lester B. Devitt, its newly appointed Vice President, Americas Sales and Marketing, Water Systems Division, dated April 30, 2004 (the "Option") pursuant to a Registration Statement on Form S-8 (the "Registration Statement") filed by the Company on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the conduct of certain corporate proceedings relating thereto.

As such counsel, I have examined and am familiar with the Registration Statement, certain corporate records of the Company, including its Restated Articles of Organization, as amended, its By-Laws, as amended, minutes of meetings of its Board of Directors and stockholders, and such other documents, instruments and certificates of government officials as I have deemed necessary as a basis for the opinions herein expressed.

In my examination described in the preceding paragraph, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to the corresponding originals of all documents submitted to me as copies, the authenticity of the originals of such copies, and the accuracy and completeness of all corporate records.

I have made such examination of Massachusetts law as I have deemed relevant for purposes of this opinion, but have not made any review of the laws of any other state or jurisdiction. Accordingly, this opinion is limited to Massachusetts law.

Based upon and subject to the foregoing, I am of the opinion that the Shares to be issued by the Company from time to time pursuant to the Plan will be duly authorized, validly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and further consent to the use of my name wherever appearing in the Registration Statement and any amendments thereto. This opinion is being furnished to you solely for the foregoing use and, other than in connection with such use, is not to be disseminated, reproduced or published in any form, used for any other purpose or relied upon by any other person or entity without my prior written consent.

Very truly yours,

/s/ Stephen Korn
----------------
Stephen Korn
General Counsel

                                                                   EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 12, 2004, relating to the financial statements and financial statement schedule of Ionics, Incorporated, which appears in the Ionics, Incorporated Annual Report on Form 10-K for the year ended December 31, 2003.



/s/PricewaterhouseCoopers LLP
-----------------------------
PricewaterhouseCoopers LLP
Boston, Massachusetts
June 7, 2004

                                                                   EXHIBIT 23.2


                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement on Form S-8 of Ionics, Incorporated of our report dated November 3, 2003 with respect to the combined balance sheets of The Ecolochem Group as of September 30, 2003 and 2002, and the related combined statements of earnings, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended September 30, 2003, which report appears in the Form 8-K of Ionics, Incorporated filed on February 12, 2004.


/s/KPMG LLP
-----------
KPMG LLP
Norfolk, Virginia
June 7, 2004